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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  July 5, 2001

                        CB RICHARD ELLIS SERVICES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                      001-12231                     52-1616016
----------------          ------------------------        --------------------
(State or Other           (Commission File Number)          (IRS Employer
 Jurisdiction of                                           Identification No.)
 Incorporation)

200 North Sepulveda Boulevard, El Segundo, California             90245
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       (Address of Principal Executive Offices)                 (Zip Code)


                                (310) 563-8600
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              Registrant's Telephone Number, Including Area Code

                                      NA
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 9.     Regulation FD Disclosure

UPDATE OF FINANCIAL PERFORMANCE

     As a part of the financing of the proposed merger of CB Richard Ellis Services, Inc. with BLUM CB Corp., a wholly owned subsidiary of CBRE Holding, Inc., CBRE Holding, Inc. has offered in a private placement $65,000,000 of its 16% Senior Notes due July 20, 2011 and 339,820 shares of its Class A common stock. The related Offering Circular includes a "Recent Developments" update with respect to CB Richard Ellis Services, Inc. as follows:

                              Recent Developments

     In the latter part of the first quarter of 2001, CB Richard Ellis Services was adversely affected by a slowdown in the U.S. economy in general and certain local and regional U.S. economies in particular which have led to deteriorating commercial real estate market conditions. While its revenue in the first quarter of 2001 increased approximately 4% as compared to the first quarter of 2000, its revenues were below its expectations and its costs and expenses, excluding depreciation and amortization, increased by approximately 7.2% from the first quarter of 2000. Please refer to the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this offering circular for a detailed discussion of CB Richard Ellis Services' first quarter performance.

     CB Richard Ellis Services' first quarter results reflected a strong January followed by a slowdown in its U.S. sales activities beginning in February and a slowdown in its U.S. lease activities beginning in March, as well as lower than expected revenues in Europe and Asia Pacific. This weakness in sales and lease activities continued into the second quarter. Internal results indicate that CB Richard Ellis Services' operating results for the second quarter of 2001 will be considerably below its operating results for second quarter ending June 30, 2000.

     Following its last major cost reduction program in 1999, CB Richard Ellis Services has continued to evaluate its operating expenses relative to its performance. In response to the continued weakness described above, CB Richard Ellis Services formulated a new cost reduction program in May 2001 to reduce operating expenses. CB Richard Ellis Services has begun to implement this program with work force reductions expected to be completed during the third quarter. This program is expected to reduce budgeted expenses for the remainder of the year 2001 by between approximately $35 to $40 million, excluding one-time severance costs. Expense reductions will occur in three areas with the following estimated cost reductions for the remainder of 2001.

     . a reduction in work force combined with a hiring freeze, which are expected to yield a savings of approximately $8 to $10 million;

     . a reduction in the bonuses for senior managers worldwide, which is expected to yield a savings of approximately $20 million; and
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     .  a reduction in other operating and back office expenses, which is expected to yield a savings of approximately $7 to $10 million.

     This release contains forward-looking statements concerning expectations for future cost reductions and earnings performance. These statements reflect the company's current plans and expectations and are based on information currently available to it. They rely on a number of assumptions and estimates, which could prove to be inaccurate, and which are subject to risks and uncertainties that could cause the company's actual results to vary materially from the results anticipated. CB Richard Ellis undertakes no obligation to update publicly or revise any forward-looking statements. These statements are qualified by reference to the company's 2000 Annual Report on Form 10-K and its quarterly reports on Form 10-Q.

     A registration statement with respect to securities of CBRE Holding, Inc has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 5, 2001                             CB RICHARD ELLIS SERVICES, INC.



                                                By:  /s/  Walter V. Stafford
                                                     -----------------------
                                                        Walter V. Stafford
                                                          General Counsel